                                                                     EXHIBIT 3.2

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                                    BY-LAWS

                                       OF

                                GTE CORPORATION

                                 -------------

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                    [LOGO]

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

                                GTE CORPORATION
                                   ---------
                                    BY-LAWS
                                   ---------

                                   ---------
INDEX

                                   ARTICLE I.

                               Definitions, etc.

                                                                            page
 Section  1. Definitions, etc............................................     1

                                  ARTICLE II.

                           Meetings of Stockholders.

 Section  2. Annual Meeting..............................................     1
 Section  3. Special Meetings............................................     2
 Section  4. Place of Meetings...........................................     2
 Section  5. Notice of Adjourned Meetings................................     2
 Section  6. Quorum......................................................     2
 Section  7. Organization................................................     2
 Section  8. Voting......................................................     2
 Section  9. Introduction of Business at a Meeting of Stockholders.......     3

                                  ARTICLE III.

                              Board of Directors.

 Section 10. General Powers..............................................     4
 Section 11. Number, Election, Term of Office, Eligibility and Provisions
               for Automatic Termination of Membership...................     4
 Section 12. Meetings....................................................     5
 Section 13. Time and Place of Meetings..................................     5
 Section 14. Notice of Meetings..........................................     5
 Section 15. Quorum and Manner of Acting.................................     6
 Section 16. Organization................................................     6
 Section 17. Resignations................................................     7

                                    INDEX

                                                                            page
 Section 18.  Removal of Directors........................................    7
 Section 19.  Vacancies...................................................    7
 Section 20.  Fees........................................................    7
 Section 21.  Committees..................................................    7
 Section 22.  Nomination of Directors.....................................    8

                                  ARTICLE IV.

                                   Officers.

 Section 23.  Appointment, Term of Office and Qualifications..............    8
 Section 24.  Other Officers..............................................    9
 Section 25.  Removal.....................................................    9
 Section 26.  Resignations................................................    9
 Section 27.  Vacancies...................................................    9
 Section 28.  Chairman of the Board.......................................    9
 Section 28A. Vice-Chairman of the Board..................................   10
 Section 29.  President...................................................   10
 Section 30.  Vice Presidents.............................................   10
 Section 31.  Secretary...................................................   11
 Section 32.  Assistant Secretaries.......................................   11
 Section 33.  Treasurer...................................................   11
 Section 34.  Assistant Treasurers........................................   12
 Section 35.  Controller..................................................   12
 Section 36.  Assistant Controllers.......................................   12
 Section 37.  Salaries....................................................   12

                                   ARTICLE V.

               Indemnification of Officers, Directors and Others.

 Section 38.  General.....................................................   13
 Section 39.  Non-Exclusivity of Rights...................................   13
 Section 40.  Expenses....................................................   14
 Section 41.  Interpretation of Rights to Indemnification.................   14
 Section 42.  Other Rights................................................   14
 Section 43.  Right of Claimant to Bring Suit.............................   14

                                     INDEX

                                                                            page
 Section 44. Insurance....................................................   15
 Section 45. Separability.................................................   15

                                  ARTICLE VI.

                         Execution of Instruments, Etc.

 Section 46. Contracts, etc., How Executed................................   15
 Section 47. Loans........................................................   15
 Section 48. Deposits.....................................................   15
 Section 49. Checks, Drafts, etc. ........................................   16
 Section 50. Sale or Transfer of Securities...............................   16

                                  ARTICLE VII.

                       Shares and Their Transfer; Books.

 Section 51. Transfer of Shares...........................................   16
 Section 52. Lost and Destroyed Certificates..............................   16
 Section 53. Regulations..................................................   17

                                 ARTICLE VIII.

                                 Miscellaneous.

 Section 54. Fiscal Year..................................................   17
 Section 55. Seal.........................................................   17

                                  ARTICLE IX.

                                  Amendments.

 Section 56. Amendments...................................................   17

                                GTE CORPORATION

                                 -------------

                                    BY-LAWS

                                 -------------

                                  ARTICLE I.

                               Definitions, etc.

  Section 1. Definitions, etc. In these By-Laws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

    (a) "Charter" shall mean the Certificate of Incorporation of the Corporation as from time to time amended.

    (b) "Board" shall mean the Board of Directors of the Corporation.

    (c) Whenever reference is made to a stockholder or stockholders attending or being present at a meeting, such reference shall be deemed to include a stockholder or stockholders present or attending in person or by proxy appointed by instrument in writing and subscribed by such stockholder or stockholders or by his or their attorney or attorneys thereunto authorized; and, whenever reference is made to voting or other action by any stockholder at or in connection with any such meeting, such reference shall be deemed to include voting or taking such action in person or by such proxy.

    (d) All references herein to Articles and Sections are to the corresponding Articles and Sections of these By-Laws; and the words "herein", "hereof", "hereby" and "hereunder" and other equivalent words, refer to these By-Laws and not to any particular subdivision hereof.

    (e) Any references using the masculine gender shall be considered to include the feminine gender.

                                  ARTICLE II.

                           Meetings of Stockholders.

  Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Wednesday in April in each year (at such hour as shall be fixed by the Board and specified in the notice of the meeting), but if such Wednesday be a legal holiday under the laws of the State where such meeting is held, then on the next succeeding day not a holiday under the laws of said State, or on such other date and at such time as may be determined by the Board of Directors.

  Section 3. Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, a special meeting of stockholders may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board.

  Section 4. Place of Meetings. All meetings of the stockholders shall be held at the office of the Corporation in the State of New York, or at such other place as shall be fixed by the Board and specified in the notice of the meeting.

  Section 5. Notice of Adjourned Meetings. No notice of an adjourned meeting of stockholders need be given unless expressly required by statute.

  Section 6. Quorum. Except as otherwise provided by statute or by the Charter, at each meeting of stockholders, the holders of record of a majority in number of the issued and outstanding shares of the Corporation having voting power, shall be present to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

  Shares of its own capital stock belonging to the Corporation shall not be deemed issued and outstanding shares for the purpose of determining the presence of a quorum at any meeting of stockholders.

  Section 7. Organization. At every meeting of the stockholders, except as otherwise voted by the Board, the Chairman of the Board, or, in his absence, the President, or, in his absence, the Vice Chairman of the Board, or, in the absence of the foregoing officers, the ranking Vice President present, or, if neither the Chairman of the Board nor the President nor the Vice-Chairman of the Board nor any Vice President be present, a chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall act as chairman. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the absence at any such meeting of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary or, if none be present, some other person to act as secretary of the meeting.

  Section 8. Voting. Except as otherwise provided in the Charter, every stockholder of record present shall be entitled at every meeting of the stockholders to one vote for every share of voting stock standing in his name on the books of the Corporation:

    (a) At the record time fixed by the Board, or

    (b) If no such record time shall have been fixed, then at the date and time of the meeting as fixed in the notice or waiver of notice pursuant to which such meeting is held.

  Voting shall be by ballot whenever any qualified voter shall demand that any vote be by ballot. Each ballot shall be signed by the stockholder voting, and shall state the number of shares voted thereby.

  Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

  Except as otherwise provided by law or by the Charter or by this Section or
Section 18, all matters which shall properly come before any meeting of stockholders shall be decided by the vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present. A stock vote upon any question shall be taken upon a demand therefor by any stockholder present and entitled to vote.

  At each annual meeting two inspectors of election shall be appointed by the chairman. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act or if his office becomes vacant, the stockholders present at the meeting by a per capita vote shall choose temporary inspectors of the number required.

  Section 9. Introduction of Business At a Meeting of Stockholders. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) in the case of an annual meeting, properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of the annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (iv) any material interest of the stockholder in such proposal.

  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                 ARTICLE III.

                              Board of Directors.

  Section 10. General Powers. The business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

  Section 11. Number, Election, Term of Office, Eligibility and Provisions for Automatic Termination of Membership. Within the limits provided by the Charter or other certificate filed pursuant to law, the number of directors of the Corporation which shall constitute the entire Board shall be fixed from time to time by the vote of a majority of the entire Board; provided, however, that so long as any shares of the Preferred Stock or No Par Preferred Stock of the Corporation of any series are outstanding, the number of directors as so fixed shall, without counting any increase provided for below, be two less than the maximum number of directors permitted by the Charter or other certificate filed pursuant to law, and that the number of directors as so fixed shall be increased by two as provided in part (B) of paragraph (2) of part [A-5] of the Charter, and shall be decreased as provided in part (C) of said paragraph and part of said Charter, in each case at the times and on the conditions therein set forth, and without the necessity in either case referred to in this proviso of special action on the part of the directors of the Corporation to effect such increase or decrease. Any determination of the number of directors made by the Board shall continue in effect unless and until changed by the Board, but no such changes shall affect the term of any director then in office.

  Except as otherwise provided by statute or in the Charter or other certificate filed pursuant to law, the term of office of each director heretofore or hereafter elected shall be from the time of his election and qualification until the third annual meeting next following his election and until his successor shall have been duly elected and shall have qualified.

  Except as otherwise provided in the Charter or other certificate filed pursuant to law, at each annual meeting of the stockholders, the successors to the class of directors whose terms shall then expire, up to the number determined in accordance with the foregoing provisions and with the provisions of the Charter, shall be elected by ballot or by proxy by the holders of a plurality of the voting power of the votes cast at such election.

  No person shall serve as a director after the annual meeting of stockholders of the Corporation following the date on which he or she reaches age 72 and no person who has reached the age of 72 shall be eligible for election as a director of the Corporation.

  Any officer of the Corporation or of any subsidiary or affiliate who may be elected as a director of the Corporation shall automatically cease to be a director of the Corporation upon his retirement or termination of his employment for any reason as an officer of the Corporation or such subsidiary or affiliate; provided, however, that the Chairman of the Board of the Corporation, upon his retirement, may continue to serve as a director of the Corporation until the retirement age for directors set forth in this Section.

  Section 12. Meetings. The first regular meeting of the Board shall be held on the same day that the annual meeting of stockholders is held, immediately following the adjournment of the annual meeting of stockholders, for the purpose of organization, the election of officers and the transaction of other business. In case such meeting is not held at such time, the Chairman of the Board shall call the first meeting of the Board within three weeks after such meeting of stockholders. In case the Chairman of the Board shall fail to call such meeting within such period, it may be called at any time thereafter by any director.

  The Board by resolution may provide for the holding of other regular meetings.

  Special meetings shall be held whenever called by the Chairman of the Board, the Vice-Chairman of the Board, or the President or by any two directors.

  Section 13. Time and Place of Meetings. The Board shall designate a place for the holding of the first regular meeting of the Board at the time provided in the first sentence of the first paragraph of Section 12 above. If such first regular meeting is not held at such time but is called as provided in the second or third sentences of the first paragraph of Section 12, it shall be held at such time and place as shall be designated by the person calling such meeting.

  If the Board shall by resolution provide for the holding of other regular meetings, the time and place of holding such meetings shall be as set forth in such resolution and a copy of such resolution shall be mailed, at least twenty days prior to the holding of the first regular meeting in accordance with such resolution and in the manner herein provided for the giving of notice by mail of meetings of the Board, to each director who was absent from the meeting at which such resolution was adopted.

  Any special meeting of the Board shall be held at such time and place as shall be designated by the person calling such meeting.

  Section 14. Notice of Meetings. Except as otherwise required by law and as provided below, notice of the time and place of any meeting of the Board shall be mailed to each director, postage prepaid, or addressed to him at his residence or usual place of business, or at any other such address as he may have designated in a written request filed with the Secretary, at least seven days before the day on which the meeting is to be held, or shall be sent to him at such address by telegram or cablegram or given personally or by telephone, at least 2 hours before the time at which such meeting is to be held. Such notice need not state the purpose thereof except as otherwise provided by law or by
Section 56, below. Notwithstanding the foregoing provisions of this Section 14, notice need not be given of any:

    (a) First regular meeting of the Board if held as provided in the first sentence of the first paragraph of Section 12 above (but such notice shall be required for any first regular meeting called as provided in the second or third sentences thereof);

    (b) Regular meeting of the Board other than a first regular meeting; or

    (c) Meeting to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

  Section 15. Quorum and Manner of Acting. The number of directors constituting a quorum for the transaction of business at any meeting of the Board shall be the smallest integer equal to at least one-third of the number of directors constituting the whole Board, and (except as otherwise provided by statute or in the Charter or in Sections 19, 25 and 56) the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. No notice of an adjourned meeting need be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

  Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

  Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at a meeting.

  Section 16. Organization. At every meeting of the Board, except as otherwise voted by the Board, the Chairman of the Board, or, in his absence, the President, or, in his absence, the Vice Chairman of the Board, or, if neither the Chairman of the Board nor the President nor the Vice-Chairman of the Board be present, a chairman (who may be a Vice President, if any is present) chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of meetings of the Board. In the absence of the Secretary at any meeting of the Board, the chairman of such meeting shall appoint an Assistant Secretary or, if none is present, some other person to act as secretary of the meeting.

  Section 17. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation or to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 18. Removal of Directors. Any or all of the directors may be removed by the stockholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all the outstanding voting stock of the Corporation.

  Section 19. Vacancies. Except as otherwise provided by the Charter or other certificate filed pursuant to law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill newly created directorships or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified. Notwithstanding this Section 19, any vacancies in the directors elected pursuant to part (B) of paragraph (2) of part [A-5] of the Charter shall be filled as provided in part (D) of paragraph (2) of part [A-5] of the Charter.

  Section 20. Fees. Unless otherwise provided in the Charter, the Board shall have the authority to fix the compensation of directors for services in any capacity.

  Section 21. Committees. The Board, by resolution adopted by the affirmative vote of a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have the authority of the Board, except that no such committee shall have authority as to the following matters:

    (1) The submission to stockholders of any action that needs stockholder approval under the Business Corporation Law of the State of New York, as amended;

    (2) The filling of vacancies in the Board or in any committee;

    (3) The fixing of compensation of the directors for serving on the Board or on any committee;

    (4) The amendment or repeal of the By-Laws or the adoption of new By-
  Laws;

    (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board.

  Section 22. Nomination of Directors. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 22. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of a meeting; provided, however, that if fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

  A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee on the date of such stockholder's notice.

  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
22. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE IV.

                                   Officers.

  Section 23. Appointment, Term of Office and Qualifications. The Board shall choose from among its membership the Chairman of the Board and may also choose annually from among its membership one or more Vice-Chairmen of the Board and/or the President of the Corporation, and shall also choose annually a Secretary, a Treasurer and a Controller and may also elect one or more Vice Presidents, and any other officer whose appointment shall not be delegated as hereinafter in
Section 24 provided. Each of such officers shall (except such as may be appointed under Section 24) hold office until the next annual election and until his successor is chosen and qualified. Any two of said offices, except those of Chairman of the Board and Vice President, or Chairman of the Board and Vice-Chairman of the Board, or President and Vice President, or Chairman of the Board and Secretary, or Vice-Chairman of the Board and Secretary, or President and Secretary, may be held, and the duties thereof may be performed, by one person. No person may hold more than two of said offices. No instrument required to be signed by more than one officer shall be signed by the same individual in more than one capacity.

  Section 24. Other Officers. The Board may elect, or the chief executive officer of the Corporation may appoint, such other officers or agents as the Board or such chief executive officer may deem necessary or advisable, including one or more Assistant Treasurers, one or more Assistant Secretaries and one or more Assistant Controllers, each of whom shall hold office for such period, have such powers and perform such duties as are provided in these By-Laws or as the Board or the chief executive officer of the Corporation may from time to time determine. Any officer, if required to do so by the Board, shall give bond for the faithful discharge of his duty in such sum and with such surety or sureties as the Board shall require.

  Section 25. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board, at any meeting of the Board, or by the chief executive officer of the Corporation if such officer shall have been appointed by him, or by any officer upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

  Section 26. Resignations. Any officer may resign at any time by giving written notice to the chief executive officer of the Corporation or to the Secretary or to the Board. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 27. Vacancies. A vacancy in any office arising from any cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular appointment to such office.

  Section 28. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation, and over its several officers, subject, however, to the control of the Board. He shall, when present, preside at all meetings of the stockholders and at all meetings of the Board.

  He may, unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock.

  He shall, whenever it may in his opinion be necessary, prescribe the duties of officers and employees of the Corporation whose duties are not otherwise defined.

  Section 28A. Vice-Chairman of the Board. The Vice-Chairman of the Board shall perform such duties as may be assigned to him from time to time by the Chairman of the Board. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

  In the absence of the Chairman of the Board and the President, he shall preside at all Board meetings.

  In the event of the disability of the Chairman of the Board or if at any time his office shall become vacant when the office of President is vacant or if the President is disabled and unable to perform his duties, the Vice-Chairman who is a full time employee of the Corporation with the most years of service with the Corporation or an affiliate shall have and possess all of the powers and discharge all of the duties of the Chairman of the Board during such disability of the Chairman of the Board or until the vacancy in such office shall be filled.

  Section 29. President. The President shall perform such of the duties of the Chairman of the Board as may be assigned to him from time to time by the Chairman of the Board. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

  In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and stockholders; notwithstanding the foregoing, in the event of the disability of the Chairman of the Board or if his office shall at any time become vacant, the President shall have and possess all of the powers and discharge all of the duties of the Chairman of the Board during such disability or until the vacancy in that office shall be filled.

  Section 30. Vice Presidents. In the absence or disability of the Chairman of the Board, President and Vice-Chairman, the ranking Vice President available to act shall perform all the duties of the Chairman, and when so acting, shall have all the powers of the Chairman until the disability or vacancy in the office of Chairman, President or Vice-Chairman shall be filled. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation, and shall perform such

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other duties as from time to time may be assigned to him by the Board or by the chief executive officer of the Corporation.

  If at any time there be more than one Vice President, the order of rank of such Vice Presidents shall be as determined by the Board or, in the absence of such determination, shall be the order in which such Vice Presidents were elected or appointed as such.

  Section 31. Secretary. The Secretary shall:

    (a) Keep the minutes of all meetings of the stockholders and of the Board, in books to be kept for the purpose;

    (b) See that all notices are duly given in accordance with these By-Laws or as required by law;

    (c) Be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers or documents whose execution in behalf of the Corporation under its seal is required by law or duly authorized in accordance with these By-Laws;

    (d) Have charge of and keep or cause to be properly kept and filed the stock books of the Corporation as provided by law and in Section 51 and all other books, reports, statements, certificates and all other documents and records required by law;

    (e) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the chief executive officer of the Corporation.

  Section 32. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, an Assistant Secretary designated by the Board or the chief executive officer of the Corporation shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Secretary or by the Board or by the chief executive officer of the Corporation.

  Section 33. Treasurer. The Treasurer shall:

    (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such depositaries as shall be selected in accordance with the provisions of Section 48;

    (b) Receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever and, subject to the direction of the Board or the chief executive officer of the Corporation, pay out and supervise the disbursement of moneys of the Corporation;

    (c) Keep full and accurate books of account, showing all cash receipts and disbursements of the Corporation, and furnish to the Controller periodical reports of all such receipts and disbursements;


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    (d) Render a statement of the cash account of the Corporation whenever called upon to do so by the Board or by the chief executive officer of the Corporation or by the Controller;

    (e) In general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board or by the chief executive officer of the Corporation.

  Section 34. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer designated by the Board or the chief executive officer of the Corporation shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Treasurer or by the Board or by the chief executive officer of the Corporation.

  Section 35. Controller. The Controller shall be the principal accounting officer of the Corporation. The Controller shall:

    (a) Keep or cause to be kept full and complete books of account of all operations of the Corporation and of its assets and liabilities;

    (b) Exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

    (c) Render reports of the operations and business and of the condition of the finances of the Corporation at all regular meetings of the Board, if called upon to do so, and at such other times as may be requested by the Board or by any director, or by the chief executive officer of the Corporation and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

    (d) Receive periodical reports from the Treasurer of all receipts and disbursements and see that correct vouchers are taken for all disbursements for any purpose;

    (e) In general, perform all the duties incident to the office of Controller, and such other duties as from time to time may be assigned to him by the Board or by the chief executive officer of the Corporation.

  Section 36. Assistant Controllers. At the request of the Controller, or in his absence or disability, an Assistant Controller designated by the Board or by the chief executive officer of the Corporation shall perform all the duties of the Controller, and, when so acting, shall have all the powers of the Controller. Each Assistant Controller shall perform such other duties as from time to time may be assigned to him by the Controller or by the Board or by the chief executive officer of the Corporation.

  Section 37. Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be precluded from receiving such salary by reason of the fact that he is also a director of the Corporation.

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                                  ARTICLE V.

              Indemnification of Officers, Directors and Others.

  Section 38. General. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as the same exists or, subject to
Section 41 of this Article V, may hereafter be amended, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, excise taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled; provided, further, that, except as provided in Section 43 of this
Article V or as otherwise provided by agreement, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The Corporation may, to the extent authorized from time to time by its Board, provide indemnification to employees or agents of the Corporation who are not officers or directors of the Corporation with such scope and effect as determined by the Board.

  Section 39. Non-Exclusivity of Rights. The Corporation may indemnify any person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.


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  Section 40. Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 38 of this Article V the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 38, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 41. Interpretation of Rights to Indemnification. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  Section 42. Other Rights. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  Section 43. Right of Claimant to Bring Suit. If a request to be indemnified is made under this Article V, the Board shall make a determination pursuant to
Section 723(b) of the New York Business Corporation Law within 30 days after such request as to whether the person so requesting indemnification is entitled to indemnification under this Article V and the New York Business Corporation Law. If a request to be indemnified or for the reimbursement or advancement of expenses under this Article V is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law or hereunder for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such

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action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the New York Business Corporation Law or hereunder, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  Section 44. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

  Section 45. Separability. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless idemnify each director, officer, employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VI.

                        Execution of Instruments, Etc.

  Section 46. Contracts, etc., How Executed. The Board, subject to the provisions of Sections 23 and 50, may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument in the name of and in behalf of the Corporation, and such authority may be general or confined to specific instances.

  Section 47. Loans. No loans shall be contracted in behalf of the Corporation unless authorized by the Board. When such authorization has been given by the Board, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any institution, firm or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may (subject to such authorization) pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time owned by the Corporation and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

  Section 48. Deposits. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositaries as may be selected by the Board or by any officer or officers, agent or agents of the

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Corporation to whom such power may be delegated from time to time by the Board.

  Section 49. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board, or may be made by hand-stamped impression in the name of the Corporation.

  Section 50. Sale or Transfer of Securities. Stock certificates, bonds or other securities held or owned by the Corporation may be sold, transferred or otherwise disposed of pursuant to authorization by the Board, and in any such event, the stock certificates, registered bonds or other securities so authorized to be sold, transferred or otherwise disposed of may be assigned or transferred from the name of the Corporation by the signature of the President or any Vice President.

                                 ARTICLE VII.

                       Shares and Their Transfer; Books.

  Section 51. Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the stock books of the Corporation by the holder of record of such shares or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to its Transfer Agent, if any, such fact shall be stated in the entry of the transfer.

  Section 52. Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same, if required to do so by the Board, in such manner as the Board may require and furnish bond, if required to do so by the Board, in form and with one or more sureties satisfactory to the Board and to the Transfer Agent and/or Registrar, if any, in such sum as the Board may direct, sufficient to indemnify the Corporation and the Transfer Agent and/or Registrar, if any, against any claim that may be made against them, or any of them, on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged

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

to be lost or destroyed. The Board may delegate to any officer authority to administer the provisions of this Section.

  Section 53. Regulations. The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. It may appoint one or more transfer agents or registrars of transfers or both, and may require all certificates of stock to bear the signature of either or both.

                                 ARTICLE VIII.

                                Miscellaneous.

  Section 54. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

  Section 55. Seal. The Board shall prescribe a corporate seal which shall be a device containing the name of the Corporation, the year of its organization and the words "New York". The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

                                  ARTICLE IX.

                                  Amendments.

  Section 56. Amendments. The By-Laws or any By-Law may be adopted, amended or repealed only (i) by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting, if notice of the proposed amendment or alteration or new By-Law is included in the notice of such meeting or (ii) by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or at any special meeting, if notice of the proposed amendment or alteration or new By-Law is included in the notice of such special meeting.

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